Exhibit 10.12

FINANCING AGREEMENT

The CIT Group/Business Credit, Inc.

(as Lender)

And

HCC Industries Inc.

And

Glasseal Products, Inc.

And

Sealtron, Inc.

And

Hermetic Seal Corporation

(as Borrowers)

Dated:  June 18, 2003

-i-

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 300 South Grand Avenue, Los Angeles, California 90071 (hereinafter “CIT”), is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to HCC Industries Inc., a Delaware corporation, Glasseal Products, Inc., a New Jersey corporation, Sealtron, Inc., a Delaware corporation, and Hermetic Seal Corporation, a Delaware corporation, and each with a chief executive office as set forth in Schedule 1 attached hereto (each a “Company” and collectively the “Companies”).

SECTION 1.  Definitions

Accounts shall mean all of each of the Companies’ now existing and future:  (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of each of the Companies’ sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of each of the Companies’ trade names or styles, or through any of each of the Companies’ divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto ; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to any Company; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of  $50,000.00 which shall be paid to CIT in accordance with Section 8.7 hereof.

Anniversary Date shall mean the date occurring two (2) years from the Closing Date and the same date in every year thereafter.

Availability shall mean, as to any Company, at any time of calculation, the amount by which:  (a) such Company’s Borrowing Base exceeds (b) the outstanding aggregate amount of all of its Obligations, including without limitation, the Revolving Loans.

Availability Reserve shall mean, as to any Company, any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement.

Borrowing Base shall mean, as to any Company, the sum of (a) eighty-five percent (85%) of such Company’s aggregate outstanding Eligible Accounts Receivable, provided, however, that if the then Dilution Percentage is greater than four percent (4%), then the rate of advance herein shall be reduced by one percent for each one percent (1%) that the Dilution Percentage exceeds four (4) percent, (b) any applicable Availability Reserves.

Borrowing Period  shall mean any period during which Revolving Loans will be available to the Companies.

Business Day shall mean any day on which CIT and JPMorgan Chase Bank are open for business.

Chase Bank Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City.  (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Pledged Stock of each of the Companies (except the Parent) and each of the Companies’ subsidiaries and Other Collateral of each of the Companies.

Collection Days shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Companies’ Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 of this Financing Agreement.

Commercial Tort Claim means a claim arising in tort and as more specifically defined in the UCC.

Commitment Letter shall mean the Commitment Letter, dated May 9, 2003, issued by CIT to, and accepted by, the Companies.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Companies and the consolidated subsidiaries of each, eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Companies and the subsidiaries of each, showing all elimination of inter-company transactions, including a balance sheet for each of the Companies exclusively, all prepared in accordance with GAAP.

Copyrights shall mean all of each of the Companies’ present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of:  (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the Chase Bank Rate, or the applicable increment over the LIBOR Rate (as set forth in Section 8.13 hereof), plus the LIBOR Rate, which CIT shall be entitled to charge the Companies on all Obligations due CIT by the Companies, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

Depository Accounts shall mean the collection accounts, which are subject to CIT’s instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

Dilution Percentage shall mean, as of anytime of calculation,  the then sum of the Borrower’s credits, claims, allowances, discounts, write-offs, contras, off-sets and deductions divided by the then sum of Trade Accounts Receivable, all calculated on a rolling ninety (90) day average, as determined and calculated by CIT from time to time.

Documents of Title shall mean all of each of the Companies’ present and future documents (as defined in the  UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Early Termination Date shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.  Notice of termination, as aforesaid, by any of Company shall be deemed notice by the Companies for purposes hereof.

Early Termination Fee shall:  (a) mean the fee CIT is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Line of Credit by (one) percent (1%).

EBIT shall mean, in any period, all earnings of the Companies for said period before all interest and tax obligations of the Companies for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

Eligible Accounts Receivable shall mean, as to any Company, the gross amount of such Company’s Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable judgment, less, without duplication, the sum of:  (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include:  (i) sales to the United States of America,  any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT’s satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed $500,000.00 in the aggregate at any one time; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to, any other Company, any subsidiary, or to any company affiliated with any Company or  in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is:  (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date or sixty (60) days from due date; (ix) sales to any customer and/or its affiliates to the extent such sales  exceed at any one time twenty percent (20%) or more of all Eligible Accounts Receivable; (x) pre-billed receivables and receivables arising from progress billing; (xi) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xii) sales not payable in United States currency; and (xiii) any other reasons deemed necessary by CIT in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

Equipment shall mean all of each Companies’ present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to CIT and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by CIT and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of each Company.

Fiscal Quarter shall mean, with respect to the Companies, each three (3) month period ending in June, September, December, and March of each Fiscal Year.

Fiscal Year shall mean each 52 or 53 week period ending on the Saturday nearest to March 31st of each year.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

General Intangibles shall mean all of each of the Companies’ present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to:  (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all payment intangibles and software, (k) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any of such Company’s General Intangibles.

Guaranties shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

Guarantors shall mean (i) HCC Machining Company, Inc., a Delaware corporation, Sealtron Acquisition Corp., a Delaware corporation and HCC Industries International, a California corporation, and (ii) any future subsidiaries of any of the foregoing.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following:  (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Indenture  shall mean that certain Indenture dated as of May 6, 1997 in the original amount of $90,000,000 of 10 ¾% Senior Subordinated Notes due 2007, among HCC Industries Inc., as Issuer, the Subsidiary Guarantors therein and IBJ Schroeder Bank & Trust Company, as Trustee.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Interest Period shall mean:

(a)           with respect to any initial request by the Companies for a LIBOR Loan, a one month, two month, three or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three or six months thereafter, as applicable; and

(b)           thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Companies, any one month, two month, three or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as applicable;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

(i)  if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

(ii)  any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working  Day of a calendar month; and

(iii)  for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JP Morgan Chase Bank quotes an applicable rate or CIT determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by JP Morgan Chase Bank or CIT will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the last day of the term of this Agreement.  If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

Inventory shall mean all of each of the Companies’ present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production, from raw materials through work-in-process to finished goods, and all proceeds thereof of whatever sort.

Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to:  (a) at CIT’s election (i) the rate set forth in the New York edition of The Wall Street Journal under the “Money Rates” section for “London Interbank Offered Rates”, (ii) the applicable LIBOR quoted to CIT by JP Morgan Chase Bank (or any successor thereof), or (iii) the rate of interest determined by CIT at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate Page (or any successor thereof) 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by CIT) will be the rate used; divided by (b) a number of equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR Lending Office with respect to CIT, shall mean the office of JPMorgan Chase Bank, or any successor thereof,  maintained at 270 Park Avenue, New York, NY  10017.

LIBOR Loan shall mean any loans made pursuant to this Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CIT, and (ii) no LIBOR Loan shall be made with an Interest Period that ends after the end of the term of this Agreement.

Line of Credit shall mean the aggregate commitment of CIT to make Revolving Loans pursuant to Section 3 of this Financing Agreement in the aggregate amount equal to $7,500,000.

Line of Credit Fee shall:  (a) mean the fee due CIT at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit and (ii) the sum, for said month, of the average daily balance of Revolving Loans outstanding for said month, by one-half percent (.5%) per annum for the number of days in said month; provided that during any Non-Borrowing Period the percentage shall be increased to one percent (1%) per annum for the number of days in said month.

Loan Documents shall mean this Financing Agreement, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loan Facility Fee shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Paragraph 8.6 of Section 8 of this Financing Agreement.

Non-Borrowing Period shall mean such period that Revolving Loans will not be available to the Companies.  A Non-Borrowing Period shall commence as of the first day of any month (i) following the Companies providing CIT with not less than 30 days prior written notice of an election to commence a Non-Borrowing Period and (ii) payment in full of all outstanding Revolving Loans.  Thereafter, unless otherwise agreed to in writing by CIT, no Borrowing Period shall commence without the Companies providing CIT with not less than 30 days prior written notice of their election to commence a Borrowing Period.  Such Borrowing Period shall commence on the first day of the month after such 30 days notice.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Companies, or any one of them, or to others for the Companies’ account (including, without limitation, all Revolving Loans; any and all indebtedness and obligations which may at any time be owing by the Companies, or any one of them, to CIT howsoever arising, whether now in existence or incurred by the Companies, or any one of them, from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Companies’ Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies, or any one of them, are liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise.  Obligations shall also include indebtedness owing to CIT by the Companies, or any one of them, under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Companies and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of the Companies’ operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; the Companies’ liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; any Company’s liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Companies’ account, CIT’s acceptance of drafts or CIT’s endorsement of notes or other instruments for the Companies’ account and benefit; and any and all indebtedness, liabilities or obligations of every kind, nature and description owing by any Company to any affiliate of CIT.

Other Collateral shall mean all of each of the Companies’ now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all Investment Property; all Commercial Tort Claims; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CIT’s present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to:  the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and “insufficient funds” of deposited checks and CIT’s standard fees relating thereto, and CIT’s travel, lodging and similar expenses of CIT’s  personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements and all expenses, costs and fees, including attorneys’ fees, set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans and advances made hereunder exceed (b) the Borrowing Base.

Parent shall mean HCC Industries Inc., which Parent shall also be included in the definition of the Companies.

Patents shall mean all of each of the Companies’ present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies, or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean:  (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by CIT; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Companies in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the real estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the Companies of their business or the property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such real estate; and (g) liens granted CIT by the Companies, or any one of them; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CIT); and (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to real estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof.

Permitted Indebtedness shall mean:  (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; and (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date.

Pre-Tax Income  shall mean, in any period, all earnings of the Companies for said period, before all tax obligations of the Companies for said period, determined and in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non-recurring gains or losses for such period.

Purchase Money Liens shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $500,000.00 in any Fiscal Year.

Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement in the aggregate amount up to the sum of (a) $7,500,000.00.

Revolving Loan Account shall mean the account on CIT’s books, in each Company’s name, in which each Company will be charged with the applicable Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by CIT pursuant to Section 3 of this Financing Agreement.

Senior Subordinated Notes shall mean these certain 10 ¾% Notes issued pursuant to the Indenture.

Subordinated Debt shall mean the debt due pursuant to the Indenture, including the Senior Subordinated Notes.

Senior Indebtedness shall have the same meaning as provided in the Indenture.

Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

Total Assets shall mean  total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

Trade Accounts Receivable shall mean that portion of each of the Companies’ Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies’ business.

Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of California.

Working Capital shall mean Current Assets in excess of Current Liabilities.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.  Conditions Precedent

The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

(a)           Lien Searches - CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by each of the Companies.

(b)           Casualty Insurance - Each of the Companies shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of  this Financing Agreement.

(c)           UCC Filings - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral.  CIT shall have received  acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(d)           Board Resolution - CIT shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Companies and the Guarantors (as the

case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(e)           Corporate Organization - CIT shall have received (i) a copy of the Certificate of Incorporation of the Companies and the Guarantors certified by the Secretary of State of the state of its incorporation, and (ii) a copy of the By-Laws of the Companies certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

(f)            Officer’s Certificate - CIT shall have received an executed Officer’s Certificate of each of the Companies, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; (iii) no Default or Event of Default has occurred and, (iv) all financial tests and requirements have been met so as to qualify this Financing Agreement and the Obligations thereunder as Senior Indebtedness.

(g)           Reserved

(h)           Absence of Default - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Companies, or any one of them, the Guarantors or any of the Companies’ subsidiaries.

(i)            Legal Restraints/Litigation — Except as provided in Schedule 2(i), as of the Closing Date, there shall be no:  (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies, or any one of them or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies, or any one of them, or the Guarantors or their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies, or any one of them, and/or the Guarantors.

(j)            Guaranties - Each Guarantor shall have executed and delivered to CIT a guaranty, in form acceptable to CIT, guaranteeing all present and future Obligations of the Companies and security agreement granting to CIT a security interest in all such Guarantor’s personal property assets as collateral security for its guaranty.

(k)           Cash Budget Projections - CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each Company on the form provided by CIT.

(l)            Pledge Agreement - Parent and/or the Companies, as the case may be, shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Companies not less than 100% of the issued and outstanding stock of the Companies (but not the Parent) and not less than 100% of the stock of all subsidiaries of the Companies and, (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

(m)          Additional Documents - Each of the Companies shall have executed and delivered to CIT, in form and substance satisfactory to CIT, the Companies and their respective counsel, all Loan Documents reasonably necessary to consummate the lending arrangement contemplated between the Companies and CIT.

(n)           Disbursement Authorization - The Companies shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

(o)           Examination & Verification —CIT shall have completed, to CIT’s satisfaction, an examination and verification of the Accounts, financial statements, books and records of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least $3,000,000.00, as evidenced by a Borrowing Base certificate delivered by each of the Companies to CIT as of the Closing Date, all as more fully required by the CIT Commitment Letter.  It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies’ business and consistent with their past practice.

(p)           Depository Accounts - Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects.  Such accounts shall be subject to three party agreements (between the Companies, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

(q)           Schedules - The Companies or their counsel shall provide CIT with schedules of:  (a) any of the Companies’ and their subsidiaries (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Encumbrances, all of the foregoing in form and substance satisfactory to CIT.

(r)           CIT Commitment Letter — Each of the Companies shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Commitment Letter.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and CIT shall otherwise agree in writing.

2.2          Conditions to Each Extension of Credit

Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)           Representations and Warranties - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)           No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

(c)           Borrowing Base - Except as may be otherwise agreed to from time to time by CIT and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Companies on such date, the aggregate outstanding balance of the Revolving Loans owing by each of the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) such Company’s Borrowing Base.

Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and CIT shall otherwise agree herein or in a separate writing.

SECTION 3.  Revolving Loans

3.1          CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time, and within (x) Availability and (y) the Revolving Line of Credit (but subject to CIT’s right to make “Overadvances”), to make loans and advances to each Company on a revolving basis (i.e. subject to the limitations set forth herein, each of the Companies may borrow, repay and re-borrow Revolving Loans).  Such loans and advances shall not exceed such Company’s Borrowing Base.  All requests for loans and advances must be received by an officer of CIT no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan.  Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT’s sole discretion and subject to any additional terms CIT deems necessary.

3.2          In furtherance of the continuing assignment and security interest in each of the Companies’ Accounts and Inventory, each of the Companies will, upon the creation of Accounts, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT’s convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as CIT may reasonably request, including, without limitation, (i) weekly schedules of Accounts, and (ii) within fifteen (15) days after the end of each month, collateral reports for the month ended, including but not limited to, accounts receivable and accounts payable agings for each Company, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request.  In addition, each of the Companies shall provide CIT with copies of agreements with, or purchase orders from, such Company’s customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require.  Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein.  Each of the Companies hereby authorizes CIT to regard such Company’s printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Company’s authorized officers or agents.  The Companies shall use their best efforts to work with CIT to establish electronic collateral reports.

3.3          Each Company hereby represents and warrants that:  each Trade Account Receivable of such Company is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by such Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of such Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of such Company; and the customers of such Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Company has complied with the notification requirements of Paragraph 3.5 hereof.  Each Company confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Company when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts.  Each Company hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of such Company, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time.  Each Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of such Company or the ability of such Company to enforce collection of Accounts due from customers residing in that state.  Each Company agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of such Company will reflect CIT’s interest in the Accounts and Inventory.  All of the books and records of each Company will be available to CIT at normal business hours, including any records handled or maintained for such Company by any other company or entity.

3.4          (a)  The Companies, at their expense, shall implement a lockbox arrangement as required by CIT with respect to all collections and proceeds of Collateral.  Any checks, cash, credit card sales and receipts, notes or other instruments or property received by any Company with respect to any Collateral, including Accounts, outside of the lockbox arrangement shall be held by the Companies in trust for CIT, separate from the Companies’ own property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the lockbox Depository Accounts.  The Companies shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of their account debtors to deposit any and all proceeds of Collateral into the lockbox Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Companies’ initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT’s security interest in such funds.  The Company shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date.  Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of “collected funds” at CIT’s lockbox in New York, New York on the Business Day of such advice if advised no later than 10:00 a.m. PST or on the next succeeding Business Day if so advised after 10:00 a.m. PST.  No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

(b)           The Companies shall establish and maintain, at their expense, deposit accounts with such banks as are acceptable to CIT (the “Blocked Accounts”) into which the Companies shall promptly cause to be deposited:  (i) all proceeds of Collateral received by the Companies, including all amounts payable to the Companies from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Companies at each of their locations, all as further provided in Paragraph 3.4(a) above.  The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the “Blocked Account Agreements”), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any  cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in  immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose.  During any Non-Borrowing Period, and provided no Default shall exist or have occurred, CIT shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank accounts of the Companies as the Companies may specify in writing to CIT until such time as CIT shall notify the depository bank otherwise.  The Companies hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of CIT.

3.5          Each Company agrees to notify CIT:  (a) of any matters affecting the value, enforceability or collectability of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its weekly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which (i) are material, as a whole, to the Accounts and/or the Inventory, or (ii) which adversely affect the value of any Account or Inventory in an amount of $25,000 or more.  Each Company agrees to issue credit memoranda promptly (with duplicates to be immediately forwarded to CIT) upon accepting returns or granting allowances.  Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, each Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Company, marked with CIT’s name (as secured party) and held by such Company for CIT’s account.

3.6          (a) Subject to (b) below, CIT shall maintain a Revolving Loan Account on its books  in which each of the Companies will be charged with all loans and advances made by CIT to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney’s fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company.  The Companies will be credited with all amounts received by CIT from the Companies or from others for the Companies’ account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein.  In no event shall prior recourse to any Accounts or other security granted to or by a Company be a prerequisite to CIT’s right to demand payment of any Obligation.  Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Companies’ contracts or obligations relating to the Accounts.

(b) In order to utilize the collective borrowing powers of the Companies (collectively the “Collective Borrowers”) in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on CIT’s books, the Collective Borrowers have requested, and CIT has agreed to handle accounts of the Collective Borrowers on CIT’s books on a combined basis, all in accordance with the following provisions:  (i) in lieu of maintaining separate accounts on CIT’s books in the name of each of the Collective Borrowers, CIT shall maintain one account under the name: HCC Industries (herein the “Collective Account”).  Confirmatory assignments of Accounts will continue to be made to CIT by each of the Collective Borrowers.  Loans and advances made by CIT to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement.  The Collective Account will be credited, with all amounts received by CIT from any of the Collective Borrowers or from others for their account including all amounts received by CIT in payment of Accounts assigned to CIT as provided in this Financing Agreement.  Each month CIT will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless CIT receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by CIT.  It is expressly understood and agreed by each of the Collective Borrowers that CIT shall have no obligation to account separately to any of the Collective Borrowers.  Requests for loans and advances may be made by Parent as agent for  the Collective Borrowers and CIT is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement.  It is expressly understood and agreed by each of the Collective Borrowers that CIT shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of any loans and advances made to any of the Collective Borrowers or any of CIT’s expenses and charges relating thereto.  All loans and advances are made for the Collective

Account.  The Collective Borrowers jointly and severally unconditionally guarantee to CIT the prompt payment in full of all loans and advances made and to be made by CIT  to any of them under this Financing Agreement, as well as all other Obligations of the Collective Borrowers to CIT  and hereby expressly confirm in all respects the Guaranties executed by each of the Collective Borrowers in CIT’s  favor as more fully set forth therein.  All Accounts assigned to CIT by any of the Collective Borrowers and any other collateral security now or hereafter given to CIT  by any of the Collective Borrowers (be it Accounts or otherwise), shall secure all loans and advances made by CIT  to any of the Collective Borrowers, and shall be deemed to be pledged to CIT as security for any and all other Obligations of the Collective Borrowers to CIT as set forth under this Financing Agreement, the Guaranties, or any other agreements between CIT  and any of the Collective Borrowers.  It is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and that CIT shall incur no liability to the Collective Borrowers as a result hereof.  To induce CIT to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify CIT and hold CIT harmless against any and all liability, expense, loss or claim of damage or injury, made against CIT  by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of the method of handling the accounts of the Collective Borrowers as herein provided, CIT relying on any instructions of any of the Collective Borrowers, or any other action taken by CIT in accordance with this subparagraph (b) of Paragraph 3.6 of Section 3 of this Financing Agreement.  The foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers.  Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group.  In addition, the Companies have informed CIT that:

(i)            Parent, in order to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely pays the accounts payable of each of the other Collective Borrowers;

(ii)           Parent is further enhancing the operating efficiencies of the other Collective Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Collective Borrower which will result in reducing the operating costs of the other Collective Borrowers; and

(iii)          Since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of Parent and to bank accounts managed solely by Parent and that Parent will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

3.7          After the end of each month, CIT shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Companies during that month.  The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

3.8          In the event that any requested advance exceeds Availability or that (a) the outstanding balance of Revolving Loans exceeds (b) (x) the Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT’s demand therefor.  Failure to pay such Overadvance shall constitute an Event of Default.

3.9          The Companies shall use the proceeds of the loans and advances under this Financing Agreement for the Companies’ ordinary and necessary working capital purposes.  However, CIT shall also allow advances under the Revolving Loan for the purpose of allowing Companies to repurchase not less than $40,000,000 of Senior Subordinated Notes for an amount not in excess of 50% of such Senior Subordinated Notes present face value.  The use of such proceeds of Revolving Loans shall be contingent upon Companies otherwise meeting eligibility and other borrowing requirements hereunder, and receipt by CIT of evidence acceptable to CIT of no Default hereunder or under the Indenture as a result of such purchase.

SECTION 4.  Reserved

SECTION 5.  Reserved

SECTION 6.  Collateral

6.1          As security for the prompt payment in full of all Obligations, each Company hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

(a)           Accounts;

(b)           Inventory;

(c)           General Intangibles;

(d)           Documents of Title;

(e)           Other Collateral; and

(f)            Equipment.

6.2          The security interests granted hereunder shall extend and attach to:

(a)           All Collateral which is owned by the Company or in which any of the Companies has any interest, whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies’ interest in such Equipment is as owner, finance lessee or conditional vendee;

(b)           All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

(c)           All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Companies from the Companies’ customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

6.3          Each Company agrees to safeguard, protect and hold all Inventory for CIT’s account and make no disposition thereof except in the ordinary course of its business of the Company, as herein provided.  Each Company represents and warrants that Inventory will be sold and shipped by such Company to its customers only in the ordinary course of such Company’s business, and then only on open account and on terms currently being extended by such Company to its customers, provided that, absent the prior written consent of CIT, the Companies shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory.  Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition.  As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.  Each Company hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT.  Irrespective of CIT’s perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each Company hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

6.4          Each Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary.  Each Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to  CIT’s security interest.  Any sale, exchange or other disposition of any Equipment shall be made by such Company only with CIT’s prior written consent  Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition.  As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

6.5          The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the  Revolving Loan Accounts may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement.  Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

6.6          Notwithstanding CIT’s security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT’s rights hereunder.

6.7          Any balances to the credit of the Companies and any other property or assets of the Companies in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due.  The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations.  CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

6.8          Each Company possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each Company shall maintain its rights in, and the value of,  the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights.  Each Company shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Company and its subsidiaries as CIT shall require to obtain valid first liens thereon.  In furtherance of the foregoing, each Company shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and each Company shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon.  Each Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT.  Each Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to:  (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and real estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising  Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT’s lien and perfection in any General Intangibles.

SECTION 7.  Representations, Warranties and Covenants

7.1          Each Company warrants and represents that:  (i) Schedule 1 hereto correctly and completely sets forth such Company’s (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, such Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner of its Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) such Company will, at its expense, forever warrant and, at CIT’s request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) such Company will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of such Company; and (vi) the Equipment of such Company is and will only be used by such Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by such Company except as otherwise permitted in this Financing Agreement.

7.2          Each Company agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require.  Each Company agrees that CIT or its agents may enter upon such Company’s premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto.  Each Company irrevocably authorizes all accountants and third parties to disclose and deliver directly to CIT, at such Company’s expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding such Company and/or the Collateral.  Each Company agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its liens thereon.  Each Company is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

7.3          Each Company agrees to execute and deliver to CIT, from time to time, solely for CIT’s convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral.

7.4          Each Company agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances.  CIT is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral.  Each Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT.  Each Company agrees to do whatever CIT may reasonably request, from time to time, by way of:  (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT’s agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT’s possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

7.5          (a)  Each Company agrees to maintain insurance on its properties under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT.  All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory “mortgagee”, “lender” or “secured party” clause and are to contain such other provisions as CIT may require to fully protect CIT’s interest in the Inventory and Equipment and to any payments to be made under such policies.  All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT’s favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation.  At any Company’s request, or if any Company fails to maintain such insurance, CIT may arrange for such insurance, but at the Companies’ expense and without any responsibility on CIT’s part for:  (i) obtaining the insurance, (ii) the solvency of the insurance companies, (iii) the adequacy of the coverage, or (iv) the collection of claims.  Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b)           (i)  In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the relevant Company’s Revolving Loan.  Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as CIT may elect;

(ii)           In the event any part of a Company’s Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, CIT shall promptly apply such Proceeds to reduce the Companies’ outstanding balance in the Revolving Loan Account.  Upon the occurrence of a Default or Event of default, CIT may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion; and

(iii)         In the event any part of a Company’s Equipment is damaged by fire or other casualty, and the Insurance Proceeds is greater than $100,000.00, CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect.

7.6          Each Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon such Company or the Collateral unless such Taxes are being diligently contested in good faith by such Company by appropriate proceedings and adequate reserves are established in accordance with GAAP.  Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT’s opinion might create a valid obligation having priority over the rights granted to CIT herein, exclusive of Real Estate, such lien shall not be deemed to be a Permitted Encumbrance hereunder and such Company shall immediately pay such tax and remove the lien of record.  If a Company fails to do so promptly, then at CIT’s election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies’ behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

7.7          Each Company:  (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of such Company, provided that such Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT’s reasonable opinion, materially and adversely effect CIT’s rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of such Company; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) such Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following such Company’s receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

7.8          Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CIT shall have otherwise consented in writing, the Companies will furnish to CIT:  (a) within ninety (90) days after the end of each Fiscal Year, an audited Consolidated Balance Sheet, with an accompanying Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Companies and all subsidiaries of each for such year, such Consolidated Balance Sheet to be audited by independent public accountants selected by the Companies and satisfactory to CIT; (b) within forty-five (45) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss and cash flow of Parent, the Companies and all subsidiaries of each, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each month, monthly interim financial statements consisting of a Consolidated Balance Sheet as at the end of such period and statements of profit and loss of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; and (d) from time to time, such further information regarding the business affairs and financial condition of the Parent, the Companies and/or any subsidiaries thereof as CIT may reasonably request, including, without limitation (i) the accountant’s letter of recommendations and (ii) annual cash flow projections in form satisfactory to CIT.  Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer’s certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that:  (x) the financial statement(s) fairly and accurately represent(s) each Company’s financial condition at the end of the particular accounting period, as well as each Company’s operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period:  (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer’s certificate; (B) the Companies’ property insurance policies remain in effect; (C) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

7.9          Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each Company agrees that, without the prior written consent of CIT, except as otherwise herein provided, such Company will not:

(a)                                  Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of  each of the Company’s Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

(b)                                  Incur or create any Indebtedness other than the Permitted Indebtedness;

(c)                                  Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of each of the Company’s assets, which do not constitute Collateral;

(d)                                  Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by such Company, except that such Company may change its corporate name or address or merge with or into any other Company (if a Company is the survivor of such merger); provided in the event of any such name change or merger that:  (i) such Company shall give CIT thirty (30) days prior written notice thereof and (ii) such Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

(e)                                  Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(f)                                    Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding;

(g)                                 Make any advance or loan to, or any investment in, any firm, entity, person or corporation, or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation; or

(h)                                 Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with such Company; provided, however, if at the time of payment and after giving effect to such payment no Event of Default shall have occurred or be continuing, Companies shall be allowed to pay management, consulting or other similar fees in an aggregate amount not to exceed $250,000.00 in any Fiscal Year.

7.10        Existing Commercial Tort Claims in which any of the Companies is a plaintiff or other claimant are listed on Schedule 7.10, attached hereto.  The Companies agree that in the event any future Commercial Tort Claim should arise in which any Company is a plaintiff or claimant, to notify CIT in writing and to take such steps as CIT may deem reasonably necessary in order to perfect CIT’s security interest in such Commercial Tort Claim.

7.11        Each Company agrees to advise CIT in writing of:  (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on such Company’s Working Capital; and (b) any notices such Company receives from any local, state or federal authority advising such Company of any environmental liability (real or potential) stemming from such Company’s operations, its premises, its waste disposal practices, or waste disposal sites used by such Company and to provide CIT with copies of all such notices if so required.

7.12        Such Company hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney’s fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to:  (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the real estate; or any claim or expense which results from such Company’s operations (including, but not limited to, such Company’s, off-site disposal practices) and use of the real estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on such Company’s premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction.  Each Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder.  CIT may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

7.13        Without the prior written consent of CIT, each Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of any Company or Parent, provided that, except as otherwise set forth in this Financing Agreement, a Company may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

7.14        The Companies shall maintain a cumulative Pre-Tax Income, tested each fiscal quarter, which will require that the Companies’ cumulative Pre-Tax Income for any Fiscal Year shall not be less than the Companies’ base case projection delivered to CIT and dated as of

January 15, 2003, by more than $2,000,000 during the fiscal year ending March 31, 2004 and by more than $5,000,000 during fiscal year ending March 31, 2005.  The Companies may cure a cumulative Pre-Tax Income Default for any quarter by a cash infusion no later than thirty (30) days after the end of such quarter in the form of subordinated debt (subject to a subordination agreement acceptable to CIT) or equity investment in an amount equal to or greater than the amount that the pre-tax loss exceeds the required minimum cumulative Pre-Tax Income requirement.  The cumulative Pre-Tax Income covenant will not be measured during Non-Borrowing Periods, but if the Companies elect to borrow under the Revolving Line of Credit, the Companies must be in compliance with the cumulative Pre-Tax Income covenant based on the most recent fiscal quarter.

7.15        The Companies shall be permitted to make regularly scheduled payments of interest on and to repurchase the Subordinated Debt so long as (a) no event of default has occurred and is continuing at the time of such payment or the repurchase or would result therefrom, (b) the Companies have at least $2,000,000 of excess Availability under the Revolving Line of Credit after giving effect to such repurchase of the Subordinated debt, (c) the Companies have at least $1,500,000 of excess Availability under the Revolving Line of Credit after giving effect to such payments of interest on the Subordinated Debt and (c) if the Companies repurchase Subordinated Debt, such Companies must repurchase not less than $40,000,000 in face value of the Notes evidencing the Subordinated Debt.  In addition, CIT agrees to subordinate its lien on Equipment to a new term lender provided that the proceeds of such term loan are used to repurchase the Senior Subordinated Notes and such term lender enters into an Intercreditor Agreement with CIT in form and substance satisfactory to CIT.

7.16        The Companies shall promptly inform CIT in writing of any matter, breach or occurrence which constitutes, or with the passage of time could constitute, an Event of Default hereunder.

SECTION 8.  Interest, Fees and Expenses

8.1          (a) Interest shall be payable monthly as of the end of each month Chase Bank Rate Loans shall bear interest at a rate per annum equal to the Chase Bank Rate plus one and one-half percent (1.5%) per annum on the average of the net balances owing by the Companies to CIT in their Revolving Loan Account at the close of each day during such month.  In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain one and one-half percent (1.5%) above the Chase Bank Rate.  The rate hereunder shall be calculated based on a 360-day year.  CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

(b)           Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

8.2          On the date one year after the Closing Date and on the same date of each year thereafter while this Financing Agreement is in effect, the Companies shall pay to CIT an annual loan fee of one percent (1%) of the Line of Credit, which fee shall be fully earned and payable on each such date.

8.3          During any Borrowing Period, should the Companies’ average outstanding balance of Revolving Loans for any month, be less than $2,000,000.00 (“Minimum Borrowing”), the Companies shall pay to CIT an amount equal to the difference between such average outstanding balance and the Minimum Borrowing multiplied by the interest rate for Chase Bank Rate Loans applicable to Revolving Loans on the last day of such month.

8.4          The Companies shall reimburse or pay CIT, as the case may be, for all Out-of-Pocket Expenses.

8.5          Upon the last Business Day of each month, commencing on June 30, 2003, the Companies shall pay to CIT (i) the Line of Credit Fee, and (ii) interest on the Collection Days.  Interest will be computed at the rate, and in the manner, set forth in Paragraph 8.1 of this Financing Agreement.

8.6          To induce CIT to enter into this Financing Agreement and to extend to the Companies the Revolving Loans, the Companies shall pay to CIT a Loan Facility Fee in the amount of $112,500.00, which Loan Facility Fee is fully earned and payable as follows: one-half upon execution of the Commitment Letter and one-half on the Closing Date.

8.7          On the Closing Date and each anniversary of the Closing Date thereafter, the Companies shall pay to CIT an Administrative Management Fee in the amount of $50,000.00, which fee shall be deemed fully earned on such date.

8.8          So long as no Event of Default shall have occurred or be continuing, the Administrative Management Fee shall be deemed payment of CIT’s standard charges and fees for CIT’s personnel used by CIT for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral.  During any period after an Event of Default, such fees and charges shall be payable in addition to the Administrative Management Fee and any Out-of-Pocket Expenses.

8.9          Each Company hereby authorizes CIT to charge its Revolving Loan Account with the amount of all payments due hereunder as such payments become due.  Each Company confirms that any charges which CIT may so make to its Revolving Loan Account as herein provided will be made as an accommodation to such Company and solely at CIT’s discretion.

8.10        In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT’s or such participant’s capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant’s policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT’s or such participant’s for such reduction.  In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods.  The protection of this Paragraph 8.10 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.  A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error.  Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by CIT or such participant, as applicable.

8.11        In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)           subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

(b)           impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)           impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Companies shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be.  CIT or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error.  Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by CIT or such participant.

8.12        The Company may request LIBOR Loans on the following terms and conditions:

(a)           The Company may elect, subsequent to the Closing Date and from time to time thereafter  (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CIT at least three (3) Business Days’ prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto.  Should the Company elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give CIT at least three (3) Business Days’ prior irrevocable notice of such election.  If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan.  All or any part of outstanding Chase Bank Rate Loans then outstanding may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more.

(b)           Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Company so notifies  CIT, at least three (3) Business Days’ prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default.  Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period.  Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three or six month period.  Notwithstanding anything to the contrary contained herein, CIT (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise “match fund” to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CIT (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

(c)           The Company may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.  Upon the election, conversion or continuation of a LIBOR Loan by the Companies, a $500 processing fee should be paid to CIT.

8.13

(a)           The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus three and one-half percent (3.5%).

(b)           If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

(c)           The Company may not have more than four (4) LIBOR Loans outstanding at any given time.

8.14

(a)           Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

(b)           CIT shall, at the request of the Company, deliver to the Company a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Section 8 hereof.

8.15        As further set forth in paragraph 8.11 above, in the event that CIT (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to; (a) a proposed loan that the Company has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CIT shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period.  If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan.  Until such notice has been withdrawn by CIT, no further LIBOR Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

8.16        If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

8.17        Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CIT to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law.  The Company hereby agrees promptly to pay CIT, upon demand, any additional amounts necessary to compensate CIT for any costs incurred by CIT in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by CIT to lenders of funds obtained by CIT in order to make or maintain LIBOR Loans hereunder.

8.18        The Company agrees to indemnify and to hold  CIT (including any participant) harmless from any loss or expense which  CIT or such participant may sustain or incur as a consequence of:  (a) Default by the Company in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by  CIT or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with Paragraph 8.12 of Section 8 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Company in making any prepayment after the Company had given notice to CIT thereof.  The determination by CIT of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CIT’s calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error.  Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though CIT had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that CIT may fund each of the LIBOR Loans in any manner CIT sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph.  In addition, notwithstanding anything to the contrary contained herein, CIT shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CIT may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CIT may elect in its reasonable business judgment.  In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and CIT shall be entitled to indemnification hereunder.  This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.

8.19        Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof “Regulatory Change” shall mean, with respect to CIT, any change after the date of this Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including CIT of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CIT either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of CIT which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CIT so elects by notice to the Company the obligation of CIT to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

8.20        For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9.  Powers

Each Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at such Company’s cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

(a)           To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Companies, or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(b)           To receive, open and dispose of all mail addressed to the Companies, or any one of them, and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

(c)           To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

(d)           To request from customers indebted on Accounts at any time, in the name of the Companies, or any one of them, in the name of certified public accountant designated by CIT or in the name of CIT’s designee, information concerning the amounts owing on the Accounts;

(e)           To transmit to customers indebted on Accounts notice of CIT’s interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Companies’ account; and

(f)            To take or bring, in the name of CIT or the Companies, or any one of them, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10.  Events of Default and Remedies

10.1        Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

(a)                                  cessation of the business of any Company or of any Guarantor or the calling of a meeting of the creditors of any Company or of any Guarantor for purposes of compromising the debts and obligations of any Company or any Guarantor;

(b)                                  the failure of any Company or of any Guarantor to generally meet its debts as they mature;

(c)                                  (i) the commencement by any Company or by any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of any Company or of any Guarantor, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Company or any Guarantor shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any of the Company’s or any Guarantor’s subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Company’s or any Guarantor’s subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Company’s or any Guarantor’s subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

(d)                                  breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between such Company or CIT, provided that such Default by such Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT’s satisfaction for a period of ten (10) days after such breach is actually known to the Companies or reasonably should have been known to the Companies;

(e)                                  breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, and 7.8 through 7.14 hereof;

(f)                                    failure of the Companies to pay any of the Obligations, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

(g)                                 each Company shall (i) engage in any “prohibited transaction” as defined in ERISA, (ii) have any “accumulated funding deficiency” as defined in ERISA, (iii) have any “reportable event” as defined in ERISA, (iv) terminate any “plan”, as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any “plan”, as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject such Company to any tax, penalty or other liability material to the business, operations or financial condition of such Company;

(h)                                 without the prior written consent of CIT and, except as permitted herein, any Company shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt;

(i)                                    the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt, including the Indenture and the Senior Subordinated Notes or (y) any other Indebtedness of any Company having a principal amount in excess of $250,000;

(j)                                    if any Guarantor dies or terminates its respective Guaranty or otherwise fails to perform any of the terms of the Guaranty, all prior to termination of this Financing Agreement and payment in full of all Obligations; or

(k)                                any judgment or judgments aggregating in excess of $100,000.00 or any injunction or attachment is obtained or enforced against the Company or any Guarantor and which remains unstayed for more than ten (10) Business Days.

10.2        Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in this Financing Agreement shall be thereafter in CIT’s sole discretion and the obligation of CIT to make Revolving Loans shall cease unless such Default is cured to CIT’s satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default:  (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, and (c) CIT may immediately terminate this Financing Agreement upon notice to the Companies; provided, however, that upon the occurrence of an Event of Default listed in  Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT.  The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

10.3        Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law:  (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Companies’ expense, such of the Companies’ personnel, supplies or space at the Companies’ places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to:  accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT’s sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise.  CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations  (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale.  If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder.  Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale.  The Companies agree, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Companies or elsewhere and to make available to CIT the premises and facilities of the Companies for the purpose of CIT’s taking possession of, removing or putting the Inventory and Equipment in saleable form.  If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law.

The net cash proceeds resulting from CIT’s exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by CIT to the payment of the  Obligations, whether due or to become due, in such order as CIT may elect, and the Companies shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom.  The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.  The Companies hereby indemnify CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold CIT harmless, absent CIT’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full.  In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement.

SECTION 11.  Termination

Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least sixty (60) days prior written notice of termination.  Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in  Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section 10.  This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date.  The Companies may terminate this Financing Agreement at any time upon sixty (60) days’ prior written notice to CIT, provided that the Companies pay to CIT immediately on demand an Early Termination Fee, if applicable.  Notice of termination, as aforesaid, by any Company shall be deemed to be notice by the Companies for purposes hereof.  All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Companies’ account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations.  All of CIT’s rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  Suretyship Waivers and Consents

The following provisions shall apply to the extent that all or any portion of the Obligations now or hereafter constitute the obligations of any persons other than, or in addition to, each Company (collectively, the “Obligors”) (for purpose of this section, each Company, with respect to each other Company, shall be considered an Obligor):

(a)                                  Conditions to Exercise of Rights.  Each Company hereby waives any right it may now or hereafter have to require CIT, as a condition to the exercise of any remedy or other right against each Obligor hereunder or under any other document executed by any Obligor in connection with any Obligation, (i) to proceed against any Obligor or other person, or against any other collateral assigned to CIT by any Obligor or other person, (ii) to pursue any other right or remedy in CIT’s power, or (iii) to make or give any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Obligation or any Collateral.

(b)                                  Waiver of Rights and Defenses.  Each Company hereby waives any rights or defenses it may now or hereafter have by reason of or that relate to:  (1) any disability or other defense of any Obligor or other person, (2) the cessation, from any cause other than full performance, of the obligations of any Obligor or any other person, (3) the application of the proceeds of any Obligation by any Obligor or other person, for purposes other than the purposes represented to such Company by any Obligor or otherwise intended or understood by such Company or any Obligor, (4) any act or omission by CIT which directly or indirectly results in or contributes to the release of any Obligor or other person or any collateral for any Obligation, (5) the unenforceability or invalidity of any collateral assignment or guaranty with respect to any Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any Obligation, (6) any failure of CIT to marshal assets in favor of such Company or any other person, (7) any modification of any Obligation, including any renewal, extension, acceleration or increase in interest rate, (8) any election of remedies, (9) any Obligation or other obligation being secured by real property or an estate for years; (10) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (11) any failure of CIT to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, (12) the election by CIT, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (13) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (14) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (15) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

(c)                                  Subrogation.  Each Company hereby waives (a) any right of subrogation which such Company may now or hereafter have against any Obligor that relates to any Obligation, (b) any right to enforce any remedy such Company may now or hereafter have against any Obligor that relates to any Obligation, and (c) any right to participate in any collateral now or hereafter assigned to CIT with respect to any Obligation (and such Company further agrees that, if and to the extent that any waiver set forth in this subsection is ever held to be unenforceable, all such rights of subrogation, enforcement and participation shall be junior and subordinate to the right of CIT to obtain payment and performance of the Obligations and to all rights of CIT in and to any property which now or hereafter serves as collateral security for any Obligation).

(d)                                  Obligor Information.  Each Company warrants and agrees:  (a) that it has not relied, and will not rely, on any representations or warranties by CIT to it with respect to the creditworthiness of any Obligor or the prospects of repayment of any Obligation, (b) that it has established and/or will establish adequate means of obtaining from each Obligor on a continuing basis, financial and other information pertaining to the business operations, if any, and financial condition of each Obligor, (c) that it assumes full responsibility for keeping informed with respect to each Obligor’s business operations, if any, and financial condition, and (d) that CIT shall have no duty to disclose or report to it any information now or hereafter known to CIT with respect to any Obligor, including without limitation information relating to any Obligor’s business operations or financial condition.

(e)                                  General Waiver.  Each Company hereby waives any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Company whether at law or in equity, including those that may be available by reason of California Civil Code Sections 2787 to 2855, inclusive.

(f)                                    Liens on Real Property.  In the event that all or any part of the Obligations at any time now or hereafter are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Company expressly waives all rights and defenses that such Company may have because the Obligations are secured by real property.  This means, among other thing: (1) CIT may collect from any Company without first foreclosing on any real or personal property collateral pledged by any Obligor, and (2) if CIT forecloses on any real property collateral pledged by any Obligor: (i) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) CIT may collect from any Company even if CIT, by foreclosing on the real property collateral, has destroyed any right such Company may have to collect from any Obligor.  This is an unconditional and irrevocable waiver of any rights and defenses any Company may have because the Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure §§ 580a, 580b, 580d or 726, as modified or recodified from time to time.  Each Company waives all rights and defenses arising out of an election of remedies by CIT, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed such Company’s rights of subrogation and reimbursement against any Obligor by the operation of California Code of Civil Procedure §580d or otherwise.

(g)                                 Lawfulness and Reasonableness.  Each Company warrants that all of the waivers in this Section 12 are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by such Company may destroy or impair rights which such Company would otherwise have against CIT, Obligors and other persons, or against collateral.  Each Company agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

SECTION 13.  Miscellaneous

13.1        Each Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment.  No delay or omission of CIT or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.  No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

13.2        This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CIT;  supersede any prior agreements; can be changed only by a writing signed by both the Companies and CIT; and shall bind and benefit the Companies and CIT and their respective successors and assigns.

13.3        In no event shall the Companies, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law.  Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law.  If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies.  This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

13.4        If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision’s severance.  Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

13.5        EACH COMPANY AND CIT EACH HEREBY WAIVE ANY RIGHT TO A  TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.  EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO  SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN  RECEIPT REQUESTED.  IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

13.6        Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any Company with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

(A)                              if to CIT, at:

The CIT Group/Business Credit, Inc.
300 South Grand Avenue, 3rd Floor
Los Angeles, California 90071
Attn:  Regional Credit Manager
Fax No.:  (213) 613-2501

(B)                                if to the Companies at:

c/o HCC Industries Inc.
4232 Temple City Blvd.
Rosemead, California 91770
Attn: President
Fax No.: (626) 582-1186

13.7        THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS  FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE  STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Los Angeles, California, by their proper and duly authorized officers as of the date set forth above.

COMPANIES:	THE CIT GROUP/BUSINESS CREDIT, INC.

HCC INDUSTRIES INC.

By:	s/s Richard Ferraid	By:	s/s Rebecca J. Martin
	Richard Ferraid, President		Rebecca J. Martin
Title: Vice President
By:	s/s Christopher Bateman
Christopher Bateman, Secretary

GLASSEAL PRODUCTS, INC.

By:	s/s Richard Ferraid
Richard Ferraid, President

By:	s/s Christopher Bateman
Christopher Bateman, Secretary

SEALTRON, INC.

By:	s/s Richard Ferraid
Richard Ferraid, President

By:	s/s Christopher Bateman
Christopher Bateman, Secretary

HERMETIC SEAL CORPORATION

By:	s/s Richard Ferraid
Richard Ferraid, President

By:	s/s Christopher Bateman
Christopher Bateman, Secretary

 Schedule 1

Collateral Information

COMPANY NAME	STATE OF INCORPORATION	FEDERAL TAX I.D. NO.	CHIEF EXECUTIVE OFFICE	COLLATERAL LOCATION
HCC Industries Inc.	Delaware	95-2691666	4232 Temple City Blvd. Rosemead, CA 91770	California

Hermetic Seal Corporation	Delaware	95-3443353	4232 Temple City Blvd. Rosemead, CA 91770	California

Glasseal Products, Inc.	New Jersey	22-1909729	485 Oberlin Ave. South Lakewood, NJ 08701	New Jersey

Sealtron, Inc.	Delaware	31-1191739	9705 Reading Road Cincinnati, OH 45215	Ohio

1

Schedule 2(i)

Litigation Summary

HCC Industries Inc.

1.     HCC vs. SDI (settled as of June 18, 2003)

Hermetic Seal Corporation

1.               Montesdeoca vs. Hermetic Seal Corp. (worker compensation)

2.     Solorio vs. Hermetic Seal Corp. (worker compensation)

Glasseal Products, Inc.

1.               Flomet vs. Glasseal (supplier claim for $42,000; Glasseal Products counter claim for $26,000)

        2.     Glasseal vs. MOEC (Glasseal Products claim for cancellation charges)

Sealtron, Inc.

        1.     Linville vs. Sealtron (worker compensation)

1

Schedule 7.10

Existing Commercial Tort Claims

None.

1

Schedule of
Permitted Encumbrances

HCC INDUSTRIES INC.

Delaware Secretary of State

Filing No. & Date	Secured Party	Collateral
10988985 08/20/2001	Wells Fargo Equipment Finance Inc.	Specific equipment
20989230 03/28/2002	Wells Fargo Equipment Finance Inc.	Specific equipment

California Secretary of State

Filing No. & Date	Secured Party	Collateral
0104060440 02/07/2001	General Electric Capital Corp.	Specific equipment and proceeds
0105361006 02/20/2001	General Electric Capital Corp.	Specific equipment and proceeds
0109660438 04/04/2001	General Electric Capital Corp.	Specific equipment and proceeds
0109660449 04/04/2001	General Electric Capital Corp.	Specific equipment and proceeds
0109660518 04/04/2001	General Electric Capital Corp.	Specific equipment and proceeds
0109660522 04/04/2001	General Electric Capital Corp.	Specific equipment and proceeds
010960019 04/04/2001	General Electric Capital Corp.	Specific equipment and proceeds

HCC MACHINING COMPANY, INC.

California Secretary of State

Filing No. & Date	Secured Party	Collateral
0029460660 10/10/2000	Methods Machine Tools Inc.	Specific equipment

1

HCC INDUSTRIES INTERNATIONAL

None.

HERMETIC SEAL CORPORATION

Delaware Secretary of State

Filing No. & Date	Secured Party	Collateral
21655418 06/05/2002	Comerica Leasing	Specific equipment and proceeds
21655459 06/05/2002	Comerica Leasing	Specific equipment lease and proceeds

California Secretary of State

Filing No. & Date	Secured Party	Collateral
93190295 09/17/1993	CIT Group/Equipment Financing	Specific equipment
9510960526 04/14/1995	General Electric Capital Corp.	Specific equipment lease and proceeds
9725560556 09/11/1997	Magid Glove and Safety Manufacturing Co.	All inventory financed by Secured Party
9919860104 07/07/1999	KeyCorp Leasing	Specific equipment and proceeds
0001260161 01/05/2000	KeyCorp Leasing	Specific equipment and proceeds
0010160105 04/04/2000	KeyCorp Leasing	Specific equipment and proceeds
0010160114 04/04/2000	KeyCorp Leasing	Specific equipment and proceeds
0030160723 10/18/2000	Comerica Leasing	Specific equipment and proceeds

Los Angeles County, California

Filing No. & Date	Secured Party	Collateral
95-1326000 08/15/95	General Electric Capital Corp.	Equipment, fixtures, and proceeds

2

GLASSEAL PRODUCTS, INC.

None.

SEALTRON, INC.

Delaware Secretary of State

Filing No. & Date	Secured Party	Collateral
21655418 06/05/2002	Comerica Leasing	Specific equipment lease and proceeds
21655459 06/5/2002	Comerica Leasing	Specific equipment lease and proceeds

California Secretary of State

Filing No. & Date	Secured Party	Collateral
0001161276 01/05/2000	KeyCorp Leasing	Specific equipment and proceeds
0001260166 01/05/2000	KeyCorp Leasing	Specific equipment and proceeds

SEALTRON ACQUISITION CORP.

None

3